SUBSCRIPTION AGREEMENT


THIS AGREEMENT by and between Thomas D. Tilson and Susan H. Tilson (collectively "Tilsons"), as joint tenants with right of survivorship, citizens and residents of the State of New York and the Tilson Investment Trust ("Trust"), a statutory trust organized and existing under and by virtue of the laws of the State of Delaware.

In consideration of the mutual promises set forth herein, the parties agree as follows:

         1. The Trust agrees to sell to the Tilsons and the Tilsons hereby subscribe to purchase 5,000 shares ("Shares") of beneficial interest of the Tilson Focus Fund, a series of the Trust, with a par value of $0.001 per Share, at a price of ten dollars ($10.00) per each Share.

         2. The Tilsons agree to pay $50,000 for all such Shares at the time of their issuance, which shall occur upon call of the President of the Trust, at any time on or before the effective date of the Trust's Registration Statement filed by the Trust on Form N-1A with the Securities and Exchange Commission ("Registration Statement").

         3. The Tilsons acknowledge that the Shares to be purchased hereunder have not been registered under the federal securities laws and that, therefore, the Trust is relying on certain exemptions from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares. The Tilsons also understand that any resale of the Shares, or any part thereof, may be subject to restrictions under the federal securities laws, and that the Tilsons may be required to bear the economic risk of any investment in the Shares for an indefinite period of time.

         4. The Tilsons represent and warrant that (i) they are acquiring the Shares solely for their own account and solely for investment purposes and not with a view to the resale or disposition of all or any part thereof, and that they have no present plan or intention to sell or otherwise dispose of the Shares or any part thereof at any time in the near future and (ii) they are knowledgeable and experienced with respect to the financial, tax, and business ownership of the Shares and are capable of evaluating the risks and merits of purchasing the Shares and can bear the economic risk of an investment in the Shares for an indefinite period of time and can suffer the complete loss thereof.

         5. The Tilsons agree that they will not sell or dispose of the Shares or any part thereof, except to the Trust itself, unless the Registration Statement with respect to such Shares is then in effect under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives this 22nd day of December, 2004.

         /s/ Thomas D. Tilson
By:      ________________________
         Thomas D. Tilson

         /s/ Susan H. Tilson
By:      ________________________
         Susan H. Tilson


Tilson Investment Trust

         /s/ Whitney R. Tilson
By:      _________________________
         Whitney R. Tilson
         President

                             SUBSCRIPTION AGREEMENT


THIS AGREEMENT by and between Glenn H. Tongue ("Tongue"), a citizen and resident of the State of New York and the Tilson Investment Trust ("Trust"), a statutory trust organized and existing under and by virtue of the laws of the State of Delaware.

In consideration of the mutual promises set forth herein, the parties agree as follows:

         1. The Trust agrees to sell to Tongue and Tongue hereby subscribes to purchase 5,000 shares ("Shares") of beneficial interest of the Tilson Focus Fund, a series of the Trust, with a par value of $0.001 per Share, at a price of ten dollars ($10.00) per each Share.

         2. Tongue agrees to pay $50,000 for all such Shares at the time of their issuance, which shall occur upon call of the President of the Trust, at any time on or before the effective date of the Trust's Registration Statement filed by the Trust on Form N-1A with the Securities and Exchange Commission ("Registration Statement").

         3. Tongue acknowledges that the Shares to be purchased hereunder have not been registered under the federal securities laws and that, therefore, the Trust is relying on certain exemptions from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares. Tongue also understands that any resale of the Shares, or any part thereof, may be subject to restrictions under the federal securities laws, and that Tongue may be required to bear the economic risk of any investment in the Shares for an indefinite period of time.

         4. Tongue represents and warrants that (i) he is acquiring the Shares solely for his own account and solely for investment purposes and not with a view to the resale or disposition of all or any part thereof, and that he has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof at any time in the near future and (ii) he is knowledgeable and experienced with respect to the financial, tax, and business ownership of the Shares and is capable of evaluating the risks and merits of purchasing the Shares and can bear the economic risk of an investment in the Shares for an indefinite period of time and can suffer the complete loss thereof.

         5. Tongue agrees that he will not sell or dispose of the Shares or any part thereof, except to the Trust itself, unless the Registration Statement with respect to such Shares is then in effect under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives this 17th day of December, 2004.

         /s/ Glenn H. Tongue
By:
         ___________________________________
         Glenn H. Tongue


Tilson Investment Trust

         /s/ Whitney R. Tilson
By:
         ___________________________________
         Whitney R. Tilson
         President